Exhibit 99.1

WHITING USA TRUST II The Bank of New York Mellon Trust Company, N.A., as Trustee

News Release	FOR IMMEDIATE RELEASE

Whiting USA Trust II Announces Trust Annual report on form 10-K Filing

Houston, Texas, March 22, 2018 –  Whiting USA Trust  II  (OTC Symbol – WHZT) announced today that it filed a copy of the Trust’s Annual Report on Form 10-K for the year ended December 31, 2017 on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system maintained by the SEC at http://www.sec.gov. The Trust filings are also available on the Trust’s website at http://whitingwhz.investorhq.businesswire.com. In addition, the Trust will provide electronic and paper copies of its recent filings free of charge upon request to the Trustee.

Contact:	Whiting USA Trust II
The Bank of New York Mellon Trust Company, N.A., as Trustee
Mike Ulrich
(512) 236-6599
601 Travis Street, 16th Floor, Houston, TX 77002
http://WhitingWHZ.investorhq.businesswire.com/